EXHIBIT 10.11

                      COASTAL BANCSHARES ACQUISITION CORP.




                                 August 4, 2004

Coastal Acquisition,  LLC
9821 Katy Freeway, Suite 500
Houston, Texas 77024

Gentlemen:

     This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Coastal Bancshares Acquisition Corp. (the "Company") and continuing (i) until the consummation by the Company of a "Business Combination" (as described in the Company's IPO prospectus), (ii) 18 months from commencement of the IPO if the Company does not effect a Business Combination, or (iii) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a Business Combination, Coastal Acquisition, LLC shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 9821 Katy Freeway, Sutie 500, Houston, Texas 77024. In exchange therefore, the Company shall pay Coastal Acquisition, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

                                  Very truly yours,

                                  COASTAL BANCSHARES
                                  ACQUISITION CORP.


                                  By:  /s/ W. Donald Brunson
                                  ---------------------------
                                  Name:    W. Donald Brunson
                                  Title:   President

AGREED TO AND ACCEPTED BY:

COASTAL ACQUISITION LLC


By:  /s/ Cary M. Grossman
--------------------------
Name:    Cary M. Grossman
Title:   President